UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.)

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First Financial Service Corporation
(Name of Registrant as Specified In Its Charter)

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April 16, 2010

Dear Shareholder:

You are cordially invited to attend the 2010 Annual Meeting of Shareholders of First Financial Service Corporation to be held at our corporate headquarters, 2323 Ring Road, Elizabethtown, Kentucky on Wednesday May 19, 2010 at 5:00 p.m.

The attached Notice of Annual Meeting and Proxy Statement describes the formal business to be transacted at the meeting. During the meeting, we will report on our business and operations.  Our Annual Report, which accompanies our proxy statement, contains detailed information concerning activities and operating performance during 2009.

To ensure that you are represented at the meeting, please complete, sign, and return the enclosed proxy card as promptly as possible.  Your early attention to the proxy statement will be greatly appreciated because it will reduce the cost we incur in obtaining your voting instructions.  If you attend the meeting, you may vote in person even if you have previously mailed a proxy card.

We look forward to seeing you at the meeting.

Sincerely,
B. Keith Johnson
Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the
Shareholders Meeting to be Held on May 19, 2010:

This proxy statement, form of proxy and our 2009 Annual Report to Shareholders, including Form 10-K, are available at www.ffsbky.com.

FIRST FINANCIAL SERVICE CORPORATION
2323 Ring Road
Elizabethtown, Kentucky 42702-5006
(270) 765-2131

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be Held on May 19, 2010

The Annual Meeting of Shareholders of First Financial Service Corporation will be held at our corporate headquarters, 2323 Ring Road, Elizabethtown, Kentucky, on Wednesday, May 19, 2010 at 5:00 p.m.

A proxy card and a proxy statement for the meeting are enclosed.

The purposes of the meeting are:

1.	To elect three directors of the Corporation;

2.	To approve, in a non-binding advisory vote, the compensation of the Corporation’s executives as disclosed in the accompanying proxy statement; and

3.	To act upon such other matters as may properly come before the meeting or any adjournments thereof.

The Board of Directors is not aware of any other business to come before the meeting.

Shareholders of record at the close of business on March 15, 2010 are entitled to vote at the meeting and any adjournments thereof.

Please complete and sign the enclosed proxy card, which is solicited by the Board of Directors, and mail it promptly in the enclosed envelope.  If you attend the meeting, you can choose to revoke your proxy and elect to vote in person.

BY ORDER OF THE BOARD OF DIRECTORS

Janelle Poppe
Corporate Secretary

Elizabethtown, Kentucky
April 16, 2010

YOUR VOTE IS IMPORTANT.

The prompt return of proxy cards will save us the expense of further requests for proxy cards in order to insure a quorum.  A self-addressed envelope is enclosed for your convenience.  No postage is required if mailed in the United States.

FIRST FINANCIAL SERVICE CORPORATION
Annual Meeting of Shareholders
May 19, 2010

PROXY STATEMENT

About the Annual Meeting

Why have I received these materials?

We are mailing this proxy statement and the accompanying proxy to shareholders on or about April 16, 2010.  Your proxy is being solicited by the Board of Directors of First Financial Service Corporation (which we refer to throughout this proxy statement as “First Financial Service Corporation”, or “the Corporation”, or “we”, or “our”) in connection with our 2010 Annual Meeting of Shareholders to be held at our corporate headquarters, 2323 Ring Road, Elizabethtown, Kentucky, on Wednesday, May 19, 2010 at 5:00 p.m., and any adjournment thereof.

What am I voting on?

•	The election of three directors to a three-year term.

•	A non-binding advisory proposal on the compensation of the Corporation’s executives as disclosed in this proxy statement.

Who is entitled to vote at the annual meeting?

Holders of record of common stock of First Financial Service Corporation as of the close of business on March 15, 2010 will be entitled to vote at our annual meeting.  On March 15, 2010, there were 4,717,683 shares of common stock outstanding and entitled to vote.  Each share is entitled to one vote, except in the election of directors when cumulative voting applies.

How do I vote my shares at the annual meeting?

If you are a “record” shareholder of common stock (that is, if you hold common stock in your own name on the stock records maintained by our transfer agent, Registrar and Transfer Company), you may complete and sign the accompanying proxy card and return it in the postage paid envelop provided, or deliver it in person.  The shares represented by your proxy card will then be voted as you instruct.  If you return your proxy card and do not mark your voting instructions on your signed card, the shares will be voted FOR the election of the directors and FOR the advisory proposal on compensation.

“Street name” shareholders of common stock (that is, shareholders who hold common stock through a broker or other nominee) who wish to vote at the annual meeting will need to obtain a “legal proxy” form from the institution that holds their shares and to follow the voting instructions on that form.

If you are a participant in the First Financial Service Corporation 401(k)/Employee Stock Ownership Plan (KSOP), you will receive a proxy card for the shares that you own through that plan.  That proxy card will serve as a voting instruction card for the trustees of the plan.  If you own shares through the plan and do not vote, the plan trustees will vote the plan shares in the same proportion as shares for which instructions were received under each plan.

Can I change my vote after I return my proxy card?

Yes.  After you have submitted a proxy card, you may change your vote at any time before the annual meeting by submitting either a notice of revocation to the Corporate Secretary of First Financial Service Corporation, 2323 Ring Road, P.O. Box 5006, Elizabethtown, Kentucky, 42702-5006, or a proxy bearing a later date.  You may attend the annual meeting, revoke your proxy card and vote in person.  In each case, the last submitted vote will be recorded and the earlier vote revoked.  Your attendance at the annual meeting will not revoke your proxy card unless you provide written notice of revocation.

What constitutes a quorum for purposes of the annual meeting?

The presence at the annual meeting in person or by proxy of the holders of a majority of all outstanding shares of common stock entitled to vote at the meeting constitutes a quorum for the transaction of business at the annual meeting.  Proxy cards marked as abstaining (including proxy cards containing broker non-votes) on any matter to be acted upon by shareholders will be treated as present at the meeting for purposes of determining a quorum but will not be counted as votes cast on such matters.

What vote is required to approve each item?

Directors will be elected by a plurality of the total votes cast at the annual meeting.  Assuming three directors are to be elected, a plurality means that the three nominees receiving the highest number of votes will be deemed elected.

The proposal to approve the Corporation’s executive compensation (Item 2) and any other item to be voted upon at the annual meeting will be approved if the number of votes cast in its favor exceeds the number of votes cast against it.

How do I vote cumulatively for directors?

Under cumulative voting, each shareholder is entitled to cast a total number of votes equal to the number of shares of common stock he or she owns, multiplied by the number of directors to be elected.  You may cast all of your votes for a single nominee for director, or you may distribute them among two or more nominees, as you wish.

Who counts the votes?

Inspectors of election, appointed for the meeting, tabulate votes cast in person or by proxy at the annual meeting. These inspectors also certify the results of the voting.  The inspectors will also determine whether or not a quorum is present at the meeting.

How are abstentions and broker non-votes treated?

A shareholder (Item 1) may withhold authority to vote for all nominees for directors or may withhold authority to vote for one or more nominees.  The inspectors will treat votes withheld from the election of any nominee for director as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but will not be counted in the number of votes cast unless the shareholder votes cumulatively.

On any other matter, a shareholder may vote in favor of the proposal, vote against the proposal or abstain from voting.  Abstentions from voting, as well as broker non-votes, if any, are  not treated as votes cast and, therefore, will have no effect on Item 2 or any other matter that may properly come before the annual meeting.

What information do I need to attend the annual meeting?

We do not use tickets for admission to the annual meeting.  If you are voting in person, we may ask for photo identification.

How does the Board recommend that I vote my shares?

The Board recommends that you vote:

•	For the election of the nominees for Director listed in this proxy statement (see Item 1); and

•	For the approval of a non-binding advisory proposal on the compensation of the Corporation’s executives as disclosed in the accompanying proxy statement (see Item 2).

With respect to any other matter that properly comes before the annual meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion in the best interest of our company.  At the date this proxy statement went to press, the Board of Directors did not know of any matters to be presented for consideration at the annual meeting other than the election of directors and the advisory proposal on compensation.

Who will bear the expense of soliciting proxy cards?

We will bear the cost of soliciting proxy cards in the form enclosed.  In addition to the solicitation by mail, proxies may be solicited personally or by telephone, facsimile or electronic transmission by our employees and/or transfer agent.  We reimburse brokers holding common stock in their names or in the names of their nominees for their expenses in sending proxy materials to the beneficial owners of such common stock.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth the beneficial ownership of our common stock as of March 15, 2010 by our directors and director nominees, the executive officers named in the 2009 Summary Compensation Table, and all of our directors and executive officers as a group. There were no persons, other than Ms. Schomp, known to us to beneficially own more than 5% of our common stock.

Name	Amount and Nature of Beneficial Ownership	Percent of Class
Gail L. Schomp(1)	244,735	5.2
J. Alton Rider	117,426	2.5
Walter D. Huddleston	108,386	2.3
B. Keith Johnson(2)	94,665	2.0
J. Stephen Mouser	71,801	1.5
John L. Newcomb, Jr.	44,877	*
Gregory Schreacke(3)	36,628	*
Robert M. Brown	33,286	*
Larry Hawkins(4)	24,592	*
Anne Moran(5)	17,299	*
Charles Chaney(6)	5,962	*
Michael L. Thomas	2,922	*
Donald Scheer	2,662	*
Steven M. Zagar(7)	1,259	*
Diane E. Logsdon	750	*
Directors and Executive Officers as a group (15 persons)	807,250	17.1

*Represents less than 1%.
(1)	Ms. Schomp is a nominee for re-election as a director. Her address is P.O. Box 11863, Lexington, KY 40511.
(2)
Includes 21,213 shares held by the Bank’s KSOP and 2,003 shares under the ESPP over which Mr. Johnson has voting power, and 32,120 shares which may be acquired upon exercise of outstanding options which are or will become exercisable within 60 days.

(3)
Includes 10,324 shares held by the Bank’s KSOP and 2,955 shares under the ESPP over which Mr. Schreacke has voting power, and 19,972 shares which may be acquired upon exercise of outstanding options which are or will become exercisable within 60 days.

(4)
Includes 634 shares held by the Bank’s KSOP and 2,613 shares under the ESPP over which Mr. Hawkins has voting power, and 19,338 shares which may be acquired upon exercise of outstanding options which are or will become exercisable within 60 days.

(5)
Includes 817 shares held by the Bank’s KSOP and 673 shares under the ESPP over which Ms. Moran has voting power, and 13,310 shares which may be acquired upon exercise of outstanding options which are or will become exercisable within 60 days.

(6)	Includes 5,962 shares which may be acquired upon exercise of outstanding options which are or will become exercisable within 60 days.
(7)	Includes 259 shares under the ESPP over which Mr. Zagar has voting power.

ITEM 1.  ELECTION OF DIRECTORS

The Corporation's Board of Directors is currently comprised of ten directors, divided into three classes with staggered terms.  We currently have two classes of three directors and one class of four directors.

The Board has nominated Robert M. Brown, J. Alton Rider, and Gail L. Schomp for election to a three-year term ending at the 2013 Annual Meeting.  Each of the nominees is currently a director standing for reelection.  If any nominee is unable to serve, the shares represented by all valid proxy cards will be voted for election of a substitute nominee that the Board of Directors selects.  At this time, the Board knows of no reason why any nominee might be unable to serve.

The following table provides personal information for each nominee and for each director continuing in office.  Each of the nominees and each of the continuing directors other than B. Keith Johnson, our Chief Executive Officer, is “independent” as defined by the rules of The NASDAQ Stock Market. None of the directors or director nominees has held in the past five years any directorships in any other public or registered investment company.

Nominees

Name	Age at March 15, 2010	Year First Elected or Appointed Director (1)	Term to Expire
Robert M. Brown	70	1991	2010
J. Alton Rider	72	1987	2010
Gail L. Schomp	56	2001	2010

Directors Continuing in Office

Walter D. Huddleston	83	1966	2011
B. Keith Johnson	49	1997	2012
Diane E. Logsdon	67	2000	2012
J. Stephen Mouser	61	1997	2011
John L. Newcomb, Jr.	55	2000	2012
Donald Scheer	60	2004	2012
Michael L. Thomas	55	1997	2011

(1)	Each director first elected in 1990 or earlier was first elected as a director of the Bank and became a director of the Corporation on the date of its incorporation in June 1990.

The following paragraphs provide biographical information about our directors and executive officers.  Unless otherwise noted, all directors and executive officers have held their present principal occupations for at least five years.  As indicated in the following paragraphs about each director, our board is comprised of persons who own and operate businesses or serve in executive positions with large business organizations, are leaders in trade, civic and charitable organizations, and can be effective representatives of the Bank in the communities we serve.  We describe the qualifications we seek in directors and how we identify prospective nominees in greater detail below under heading “Meetings and Committees of the Board of Directors — Director Nominations.”

Robert M. Brown, President and owner of Brown Funeral Home, Inc., has served on the Board of Directors since 1991. He is a charter member of the Elizabethtown A.M. Rotary Club. Mr. Brown is also active in the National, Kentucky, and South Central Funeral Directors Association. In addition, he is an active member of the Chamber of Commerce and has served as a major division chairman of Elizabethtown Community College’s Partners in Progress fundraising campaign.

Walter D. Huddleston is Chairman of the Board and a former two-term member of the United States Senate. He began his professional career in broadcasting in Elizabethtown. Today he owns and operates Walter D. Huddleston Consulting, a legislative consulting firm located in Elizabethtown and Washington D.C. and is a former President of the Elizabethtown Chamber of Commerce and Rotary Club. Senator Huddleston has received the U.S. Central Intelligence Agency Medal of Honor and awards as the Outstanding Young Man of Elizabethtown and Kentucky. More recently he was inducted into the Kentucky Civil Rights Hall of Fame.

B. Keith Johnson has served as Chief Executive Officer of the Corporation and the Bank since September 1997. Mr. Johnson joined the Bank as Comptroller in 1993 and was appointed Executive Vice President in 1995. Before joining the Corporation, he was a principal in a local accounting firm where he was extensively involved in the firm's financial institution practice. Professionally, Mr. Johnson is a member of the board of directors of the Kentucky Bankers Association and also belongs to the Kentucky Society of Certified Public Accountants and the American Institute of Certified Public Accountants and has held his CPA license since 1984. Civically, he serves on the Board of Directors for the Elizabethtown Industrial Foundation, Fort Knox Core Committee, Kosair Children’s Hospital Foundation, Better Business Bureau, Louisville Chapter of the National MS Society and the Elizabethtown Chamber of Commerce. He is also a member of the Elizabethtown Rotary Club and has served in various capacities with numerous other civic/charitable organizations over the years.

Diane E. Logsdon is currently Chief Operating Officer for Hardin Memorial Hospital, one of the largest business organizations in Elizabethtown, Kentucky. She oversees the clinical and financial operations of multiple hospital services, in which capacity she interacts regularly with medical professionals operating private practices in Hardin County and adjoining communities. Mrs. Logsdon serves on numerous community and charity boards and is a past president of the Elizabethtown-Hardin County Chamber of Commerce. She served as a member of the Elizabethtown Comprehensive Plan Steering Committee and is past President of the Ft. Knox Chapter, Association of the United States Army. She is a past recipient of the Athena Award and has been recognized through many leadership awards. She has been honored as a Hall of Fame Award recipient by both the Chamber and the Elizabethtown Lions’ Club.

Stephen Mouser is President of Mouser Custom Cabinetry, LLC, a family-owned cabinet manufacturer in Elizabethtown. The Company has 195 associates producing single family residential cabinetry for 230 independently owned showrooms located throughout 32 states east of the Rocky Mountains. He is a member of the Better Business Bureau, the Elizabethtown-Hardin County Chamber of Commerce, and a former board member of the United Way of Central Kentucky. He currently serves on a business advisory committee with Elizabethtown Community & Technical College for Students in Free Enterprise (SIFE). Mr. Mouser’s extensive experience in managing business ventures provides an entrepreneurial perspective to the Board of Directors.

John L. Newcomb, Jr. is President and Financial Manager of Newcomb Oil Company, a family business that owns and operates the Five Star Food Marts. He is also Manager of Newcomb Realty, LLC. He is the past Chairman of the Kentucky Petroleum Marketers Association and currently serves on the Flaget Hospital Foundation Board. Mr. Newcomb is a recognized business leader and life-long resident of Nelson County.

J. Alton Rider has been the owner and operator of Rider's Men & Women Clothing Store in Elizabethtown since 1969. He is past President of the Hardin County A.M. Rotary Club, former Hardin County School Board member, past Hardin County Representative of the Kentucky Retail Association, a current member of the National Retail Federation, and is a member of the Elizabethtown-Hardin County Chamber of Commerce. He is former chairman of the Kentucky Retail Federation, and currently serves on its board of directors.

Gail L. Schomp is the owner and operator of Carty and Carty, Inc., a business that specializes in freight hauling, and Lexington Truck Sales, a new and used truck dealership for Volvo, Isuzu, and GMC. She was employed by her family’s business, Langley Trucking Company until 1983. Mrs. Schomp also serves on the Executive Committee of Kentucky Motor Transportation Association and on the Foundation Board of Eastern Kentucky University. Mrs. Schomp also holds one of the largest positions in our stock.

Donald Scheer, a certified public accountant, is currently a partner in Scheer & Scheer, a Jefferson County-based consulting firm. He previously served as a partner with the international accounting, tax and consulting firm of Deloitte & Touche LLP. He is a member of the Kentucky Society of Certified Public Accountants and the American Institute of Certified Public Accountants. Qualified as an “audit committee financial expert”, Mr. Scheer has long-standing business relationships in the Louisville market and is an owner of several businesses based in Jefferson County.

Michael Thomas, DVM, is a partner in the Elizabethtown Animal Hospital. Dr. Thomas received a Bachelor degree in animal science from the University of Kentucky and a Doctorate of Veterinary Medicine from Auburn University. Dr. Thomas is an active member of the American Veterinary Medical Association and the Kentucky Veterinary Medical Association.

During the past five years, none of our directors or executive officers have held any directorships in any other company with a class of securities registered under the Securities Exchange Act of 1934 or otherwise subject to the reporting requirements of the Act or any investment company registered under the Investment Company Act of 1940.

Non-Director Executive Officers

Charles Chaney, 58, has served as an executive officer and Chief Operating Officer since 1999. He joined the Bank in 1976 as Banking Center Manager of the Munfordville Banking Center.

Larry Hawkins, 54, has served as an executive officer and Chief Lending Officer since 2001. He began serving as a Senior Loan Officer with the Radcliff Banking Center in 2000. Before joining the Bank, Mr. Hawkins was a Commercial Loan Officer with PNC Bank.

Anne Moran, 57, has served as an executive officer and Chief Retail Officer since 1999. Before joining the Bank in 1999, Ms. Moran was a Regional Manager for Bank One Corporation and has more than 25 years of banking experience.

Gregory Schreacke, 40, has served as President since January 2008. He joined the Bank as Chief Financial Officer in January 2004. Mr. Schreacke previously served as senior vice president and controller for Team Financial, Inc. in Paola, Kansas for four years. He has also served as vice president and controller for Hemet Federal Savings and Loan, as a senior accounting officer at Mercantile Trust & Savings Bank, and as founder and shareholder in Swann, Schreacke & Associates P.C., a certified public accounting practice headquartered in Quincy, Illinois.

Steven M. Zagar, 38, has served as Chief Financial Officer since April 2008. Prior to joining the Bank, he served as Senior Vice President of Finance for S.Y. Bancorp, Inc. in Louisville, Kentucky; Vice President and Director of Internal Audit for S.Y. Bancorp, Inc.; Audit Manager for Fifth Third Bancorp, Inc, headquartered in Cincinnati, Ohio; and Engagement Manager for Crowe Horwath, LLP in Louisville, Kentucky and Nashville, Tennessee.

Board Leadership Structure

Historically, our Board has been comprised entirely of independent non-employee directors except for our chief executive officer. The Chairman of the Board has been an independent director.

Board’s Role in the Risk Management Process

The Board oversees the management of risk through its Risk Management Committee and board-level Asset Liability Committee. The categories of risk overseen by these committees include legal risk, reputation risk, liquidity risk, credit risk, market risk, regulatory risk and operational risk.

The Risk Management Committee’s charter directs the Committee to discuss with management the major financial risk exposures and the steps management has taken to monitor and control such exposure, including the risk assessment and risk management policies. The Risk Management Committee receives quarterly risk assessment reports from the Director of Internal Audit, the Chief Lending Officer and other officers and then recommends the actions or steps to be taken as it deems appropriate. The Risk Management Committee reports to the Board with respect to any notable risk management issues and coordinates with other Board and management level committees as necessary. In addition, the Risk Management Committee oversees the Director of Internal Auditor’s responsibilities, budget and staffing.

The Asset Liability Committee meets quarterly with the management’s asset liability team to monitor the overall liquidity position of the Bank and the Corporation, assess interest rate and liquidity risk, monitor capital ratios and performance measures, and implement appropriate funding and balance sheet strategies. The Asset Liability Committee follows established board-approved policies and monitors guidelines to diversify our wholesale funding sources to avoid concentrations in any one-market source. The Asset Liability Committee reports to the Board with respect to any notable interest rate and liquidity risk management issues and coordinates with other Board and management level committees as necessary.

Transactions with Related Parties

Under its charter, our Risk Management Committee has the responsibility to review and ratify all transactions between the Corporation and related parties, including loans and extensions of credit, fees and commissions for services, purchases or sales of assets, rental agreements, and any other financial arrangements. As a financial institution, we are subject to the requirements of Regulation O of the Federal Reserve Board limiting extensions of credit we can make to executive officers, directors, principal shareholders and members of their immediate family and affiliates, and have historically applied that definition to define the transactions subject to Risk Management Committee review and approval.

We have long-standing written policies and procedures governing our extension of credit to related parties in compliance with Regulation O. All loans to directors and executive officers or their affiliates are approved by the Executive Loan Committee, reviewed and ratified by the Risk Management Committee and promptly reported to the Board of Directors. Loans are made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender and do not involve more than the normal risk of collectability or contain other unfavorable terms.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors held twelve regularly scheduled and two special meetings during 2009. All directors attended at least 75% of the aggregate meetings of the Board and the committees to which they belonged. We do not have a formal policy regarding the attendance of directors at the annual meeting of shareholders. Nine of our ten directors attended the 2009 annual meeting.

Risk Management Committee

The Risk Management Committee is comprised of Directors Brown, Mouser, Scheer and Rider. The Board has determined that Mr. Scheer qualifies as an “audit committee financial expert” within the meaning of SEC rules, and that all the members of the Risk Management Committee are “independent” as defined by the rules of The NASDAQ Stock Market and the SEC. The Risk Management Committee met four times during 2009.

The Risk Management Committee oversees the Corporation’s financial reporting process on behalf of the Board of Directors. Management has primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee, among other things, is responsible for the selection of the Corporation's independent auditors, reviews with the auditors the plan and scope of the audit and audit fees, monitors the adequacy of reporting and internal controls, meets regularly with internal and independent auditors, reviews the independence of the independent auditors, reviews the Corporation’s financial results as reported in Securities and Exchange Commission filings, and approves all auditing and non-auditing services performed by its independent auditors. The Committee also reviews examination reports from bank regulatory agencies and monitors policies pertaining to conflicts of interest as they affect directors, officers, and employees.

Executive Compensation Committee

The Executive Compensation Committee is responsible for approving the compensation arrangements for our executive officers and senior management. The Committee is also responsible for the oversight and administration of the 2006 Stock Option and Incentive Compensation Plan. Customarily, the Committee invites the chief executive officer to submit recommendations as to the compensation for executives and other senior officers, which the Committee considers as one element of its process. The members of the Committee are Directors Huddleston, Mouser, Newcomb, and Schomp, all of whom are “independent” as defined by The NASDAQ Stock Market. The Compensation Committee met three times during 2009.

The Compensation Committee also has authority to certify the Corporation’s and First Federal Savings Bank’s compliance with the requirements of the U.S. Treasury Department’s Capital Purchase Program (“CPP”).

Nominating Committee

The Nominating Committee is comprised of all of our directors, except our Chief Executive Officer, B. Keith Johnson, our sole director who is not “independent” under the rules of The NASDAQ Stock Market. The Nominating Committee is responsible for identifying candidates to serve on the Board of Directors, making nominations to fill vacancies on the Board, and recommending the nominees to be selected by the full Board for the election of directors at each annual meeting.

Director Nominations

As a community banking institution, we serve the needs and cater to the economic strengths of the local communities in which we operate. Our business strategy emphasizes originating loans and providing financial services to small and medium-sized businesses in the markets we serve. We believe our directors should represent our bank in the local business community and through involvement in civic and charitable organizations. Accordingly, in identifying prospective directors, we have historically looked for persons with experience as a business owner, senior manager, chief operating officer, chief financial officer, or chief executive officer of a relatively complex business organization or corporation, who is accustomed to dealing with complex problems. Other qualities we value include the ability to assist our business development efforts in our target markets, distinguished service in a position of leadership with trade, civic or charitable organizations, and a substantial equity ownership in our Corporation. As our operations have expanded geographically, we have added directors who reside and have business relationships in new markets we have entered or plan to enter. Having directors with experience in diverse businesses assists us in understanding and meeting the financial needs of a wider range of potential business customers. We believe that directors and director nominees should have the education, experience, intelligence, independence, fairness, reasoning ability, practical wisdom, and vision to exercise sound, mature judgments on a macro and entrepreneurial basis and should have high personal and professional ethics, strength of character, integrity, and values. Directors and nominees for director also should be free and willing to attend regularly scheduled meetings of the Board and its committees and otherwise be able to contribute an appropriate amount of time to the affairs of the Corporation and the Bank. Participation on other boards of directors provides breadth of experience to our Board.

In our nomination process, the Nominating Committee first looks at the overall size and composition of the Board to determine the need to add or replace directors and to determine if there are any specific qualities or skills that would complement the existing strengths of our board of directors. No person can be nominated for election or appointed to the Board for a term beginning after such person attains age 75. This limitation, however, does not apply to the members of the board of directors in office on December 31, 2000, who were age 72 or older as of that date.

The Nominating Committee has the authority to use a variety of means to identify and evaluate potential director nominees including recommendations from our current directors and management, as well as input from third party executive search firms. The Nominating Committee then interviews qualified candidates and determines, based on background information and the information obtained in the interviews, whether to recommend that a candidate be nominated to the Board.

The Nominating Committee will consider qualified nominees recommended by shareholders who may submit recommendations to the Nominating Committee in care of the Corporate Secretary, First Financial Service Corporation, 2323 Ring Road, Elizabethtown, Kentucky 42702-5006. To be considered by the Nominating Committee, shareholder nominations must be submitted before our fiscal year end and must be accompanied by a description of the qualifications of the proposed candidate and a written statement from the proposed candidate that he or she is willing to be nominated and desires to serve, if elected. Nominees for director who are recommended by our shareholders will be evaluated in the same manner as any other nominee for director.

Nominations by shareholders may also be made in the manner provided by our articles of incorporation and bylaws. Our articles of incorporation and bylaws provide that a shareholder entitled to vote for the election of directors may make nominations of person for election to our board of directors at a meeting of shareholders by complying with required notice procedures. Nominations must be made by written notice and the notice must be received at our principal executive office not less than 30 days nor more than 60 days before any such meeting; provided however, that if less than 31 days’ notice of the meeting is given to the shareholders, such written notice shall be delivered or mailed, as prescribed, to the Secretary of the Corporation not later than the close of the 10th day following the day on which notice of the meeting was mailed to shareholders.

The notice must specify:

as to each person the shareholder proposes to nominate for election or re-election as a director:
•	the name, age, business address, and if known, residence address of the person
•	the principal occupation or employment of the person
•	the number of shares of our stock that are beneficially owned by the person
•	any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors under Regulation 14A of the Securities Exchange Act; and

as to the shareholder giving the notice:
•	the name and record address of the shareholder and any other shareholder known to be supporting the nominee; and
•	the number of shares of our capital stock that are beneficially owned by the shareholder making the nomination and by any other supporting shareholders.

We may require that the proposed nominee furnish us with other information as we may reasonably request to assist us in determining the eligibility of the proposed nominee to serve as a director.  At any meeting of shareholders, the presiding officer may disregard the purported nomination of any person not made in compliance with these procedures.

Director Compensation

The following table shows the compensation we paid in 2009 to each member of our Board of Directors other than the Chief Executive Officer.  Our Chief Executive Officer’s compensation is set forth below in the 2009 Summary Compensation Table.  In 2009, we paid only cash compensation to the directors listed in the following table for their services.

Name	Fees Earned Or Paid In Cash (1)	Stock Awards	Option Awards	All Other Compensation	Total

Robert M. Brown	$26,736	-	-	-	$26,736
Walter D. Huddleston	26,736	-	-	-	26,736
Diane E. Logsdon	26,736	-	-	-	26,736
J. Stephen Mouser	26,736	-	-	-	26,736
John L. Newcomb, Jr.	26,736	-	-	-	26,736
J. Alton Rider	26,736	-	-	-	26,736
Donald Scheer	26,736	-	-	-	26,736
Gail L. Schomp	26,736	-	-	-	26,736
Michael L. Thomas	26,736	-	-	-	26,736

(1)	Directors were paid a monthly fee of $2,228 for 2009. No fees were paid for attendance at board or committee meetings.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Executive Compensation Committee, which is comprised entirely of independent directors, is responsible for the design of our executive compensation program, what the program is designed to reward, and the compensation we pay with respect to each element of the program.

Objectives of Compensation Program

The objectives of our compensation program, including executive compensation, are to attract and retain qualified, energetic officers and associates who are enthusiastic about the company’s mission and culture and to promote an ownership mentality among officers and key employees.  We also believe that our compensation program should also be perceived as fundamentally fair to our shareholders, employees, and customers.

What Our Compensation Program is Designed to Reward

Our compensation program is designed to reward teamwork and each individual executive’s contribution to our results.  Like many community financial institutions of comparable size, our executive compensation is comprised of three components — base salary, an annual bonus, and stock-based awards under our stock incentive plan.

The Compensation Committee’s objective is to pay annual compensation and an annual bonus that will motivate our leadership team as well as allow us to attract and retain key employees.  The Compensation Committee also awards stock-based compensation from time to time as a longer term incentive.  These awards, which historically have been in the form of stock options, provide our key employees with an additional incentive to improve the financial performance and growth of the company and thereby increase the value of our shares.

Historically, we have evaluated the base salary we pay our executives by comparing our company’s performance and executive compensation to the performance and executive compensation of peer financial institutions.  Periodically, our Compensation Committee reviews performance and compensation data of publicly traded banks from the Mid-West and South East regions having total assets ranging from $500 million to $1.0 billion. In our last review in 2006, the Compensation Committee evaluated 2005 financial performance data and 2004 compensation data for 22 peer group financial institutions based on data provided by the Committee’s consultant at the time,  Clark Consulting, a leading consulting group for the banking industry.  The 22 member peer group consisted of the following financial institutions.

German American Bancorp	Ohio Valley Banc Corp.
Wilson Bank Holding Company	Pinnacle Financial Partners, Inc.
Summit Financial Group, Inc.	NB&T Financial Group, Inc.
Bank of Kentucky Financial Corporation	Monroe Bancorp
Home Federal Bancorp	DCB Financial Corp
Mutual First Financial, Inc.	Community Bank Shares of Indiana, Inc.
Farmers National Banc Corporation	Hop Fed Bancorp, Inc.
First Citizens Banc Corp.	United Bancshares, Inc.
LNB Bancorp, Inc.	North West Indiana Bancorp
First Security Group, Inc.	Premier Financial Bancorp, Inc.
PVF Capital Corp.	LCNB Corporation

In analyzing our company’s performance, we consider return on equity, return on assets, and growth in earnings per share, the performance measures that the Compensation Committee believes are the primary drivers of stock price performance over time.  We also consider individual performance factors, based on the scope of the executive’s responsibilities, our evaluation of individual performance in his or her capacity, and our evaluation of the executive’s contribution to the company’s overall performance.

The Elements of Our Compensation Plan

Historically, our executive salaries have generally ranged from the 40th percentile to the 50th percentile of the salaries paid by our peer group, varying from year to year.  While we do not have a formal policy to pay salaries based on peer percentiles, the historical range reflects our belief that the salaries we pay should be competitive, should motivate our executives, should reward exceptional performance, and be perceived as fair by our shareholders and not out of line with the executive salaries of comparable institutions.

In determining executive salaries, the Compensation Committee evaluates the company’s overall performance and the individual contribution of each executive officer.  The Committee assesses the “teamwork” objective by considering company performance measures such as growth of earnings per share, return on assets, and return on equity.  The Committee assesses the individual contribution component by considering the scope of each executive’s responsibilities with respect to a specific business area or the company as a whole and its evaluation of the executive’s performance.  There is no specific weighting given to any of the factors considered in evaluating individual performance for the annual salary review.  The decision to change salary and the amount is based on a subjective evaluation of these factors by the Compensation Committee.

The second component of compensation is an annual performance-based bonus.  Historically, the bonus paid to our executives each year has generally ranged from 0% to 20% of the executive’s salary.
Beginning for 2007, the Compensation Committee adopted an incentive plan that bases the annual bonus upon the attainment of quantitative performance measures.  The incentive plan is designed to drive the Company’s profitability and growth by rewarding the achievement of key targets in the business plan.  The key performance indicators for profitability (and their relative weightings) are:

•	Return on equity (30%)
•	Earnings per share (30%)

Forty percent of the bonus computation is focused on growth.  The key performance indicators for growth are:

•	Average retail checking balances (2% to 6%)
•	Number of retail checking accounts (2% to 6%)
•	Average commercial checking balances (10% to 12%)
•	Average commercial loan growth (16% to 20%)

The plan sets a baseline amount and weighting for each of the key indicators.  The baseline is a threshold that must be attained to earn a bonus for each performance indicator; the percentage earned increases as each of a series of incrementally higher performance targets are attained. The target for each performance indicator is set by looking at past growth trends and the contribution each indicator makes to income.  Tying the contribution of each performance indicator to the contribution it makes to income insures that the bonus percentage earned by for an individual indicator is not greater than its contribution to income.

The key performance indicators that measure profitability account for 60% of the total bonus computation, while the key performance indicators that measure growth account for the other 40%.  The incentive plan rewards the “teamwork” objective by having the same key performance indicators for each officer.  The incentive plan rewards the individual contribution by assigning a different weight to key performance indicators for which the individual officer has the greatest influence.  For example, the Chief Lending Officer and the Chief Retail Officer are both eligible for a bonus for retail checking account growth.  However, the Chief Retail Officer will have a higher weighting on retail checking account growth than the Chief Lending Officer.

The overall bonus calculation for each officer is calculated by multiplying the bonus target by the weightings to get a weighted average percentage for each officer.  This percentage determines the percentage of salary to be paid as an incentive bonus for that officer.

In 2009, the compensation committee evaluated whether risks arising from its compensation policies and practices could reasonably be likely to have a material adverse effect on the Corporation.  In its evaluation of the growth goals, the committee considered whether the inclusion of a performance indicator for commercial loan growth involved risks with the potential to have a material adverse effect, due to the inherent risks of commercial lending.  The percentage attributable to commercial loan growth ranges from 16% to 20%, with the highest percentage applying in the case of our senior commercial lending officer.  The compensation committee believes this weighting is appropriate to incentivize small business lending that is critical to profitability without encouraging behavior unduly focused on short term results.

To further reduce any incentive encouraging undue risk and to enhance the balance between profitability and growth incentives, the compensation committee modified the incentive compensation plan in 2009 to add earnings triggers.  As shown in the following table, the earnings triggers reduce or eliminate the cash incentive payable for achieving one or more growth performance indicators if our earnings do not also grow.

Decline in earnings per share	Reduction in incentive compensation
10% to 15%	50%
16% to 20%	75%
More than 20%	100%

The amount of compensation that may be earned through the incentive compensation plan also limits the risk of encouraging behavior for short term results.  Due to the mathematical nature of the profit component of the incentive plan design, incentive compensation has historically ranged from 0% to 20% of cash compensation.  This reduces the economic incentive for inappropriate short term behavior that increases long-term risk.

The third component is stock-based awards under our stock incentive plans that the Compensation Committee has the discretion to make.  Historically, the Committee has granted incentive awards when an executive is first hired.  The Committee has also granted awards when it has believed a stock-based award would provide an incentive to an executive in addition to, or in lieu of, a cash incentive payment, based on the Committee’s own subjective assessment of the executive’s position and responsibilities, as well as the same company and individual performance measures used in its determination of salary increases and annual bonus.  The number of shares subject to option grants has been based on the Committee’s subjective assessment of stock-based compensation practices of its peers, the dilutive impact of grants, the recommendation of the Chief Executive Officer, changes in the trading price of our stock over the term of prior options compared to the exercise price, financial performance and other factors the Committee has deemed relevant at the time.  Generally, options have had a term of ten years and 20% of the shares subject to an award vest each year beginning one year after the grant date.  Our practice has been to consider awarding options when the executive’s previous award has fully vested.

Historically, we have awarded only stock options under its stock incentive plan.  Our stock option plans have always provided that option grants must be made by the Compensation Committee or the board of directors, and the option price must be the trading price of our stock at closing on the date of the grant.  Grants have always been approved at regularly scheduled board or committee meetings, usually in December.

Determining Compensation

We initially determine the salaries of our executives based on their responsibilities and experience, taking into account what peer financial institutions pay executives with similar responsibilities and experience. We then review executive salaries during the first quarter of each year. The Compensation Committee considers how well our company performed during the recently completed fiscal year compared to our peer group, each executive’s prior salary relative to the range of salaries of comparable peer group executives, as well as our evaluation of each executive’s individual performance and contribution. Our Chief Executive Officer also makes a recommendation for the salaries for the upcoming year based on his assessment of our company’s financial and operational performance, attainment of earnings per share growth and other performance and operational goals, and other factors he believes should be weighed in our assessment.

In its 2006 review, the Compensation Committee found that our financial performance compared very favorably to the peer group – both our return on equity and return on assets ratios for 2005 ranked in the 90th percentile of the peer group and our growth in earnings per share was the 72nd percentile. In 2004, which at the time was the last year when comparative data was available, the compensation of our President and Chief Executive Officer was less than the 50th percentile of the peer group, and the compensation of our other named executives was comparable to the 50th percentile of the peer group. The specific data was in our 2007 proxy statement.

Based on its evaluation of the historical data, individual performance and the company’s 2009 financial performance, the Compensation Committee set the 2010 salaries of the executive officers other than Mr. Zagar at the same level as in 2009. Mr. Zagar’s salary increased by approximately 6% for 2010. Mr. Zagar was hired as Chief Financial Officer in 2008, and his salary was increased based on his level of expertise and tenure with the company as well as increasing his salary closer to his peers and the market rate.

For 2009, the baseline for the return on equity performance indicator under our cash incentive plan was set at 13%. The baseline for the remaining key performance indicators was set at the levels achieved during 2008, so that an incentive might be earned if we achieved growth over the prior year. Neither the return on equity threshold nor the earnings per share threshold was attained in 2009, and our earnings per share declined by more than 20%. Accordingly, none of our executive officers received cash incentive compensation for 2009. The following table shows the bonus percentages earned on each of the four growth indicators under the bonus plan, although no incentive compensation was paid for the year.

Performance indicator	Bonus target achieved	Contribution to bonus percentage

Average retail checking account balance	24.7%	N/A
Number of retail checking accounts	24.7%	N/A
Average commercial checking account balance	19.0%	N/A
Commercial loan growth	16.0%	N/A

The Compensation Committee met in December 2009 to consider stock awards.  Each named executive officer other than our Chief Executive Officer was awarded options to purchase the number of shares shown in the table below.

Name	Position	Option shares

Gregory Schreacke	President	25,000
Anne Moran	Chief Retail Officer	30,000
Steven Zagar	Chief Financial Officer	20,000
Charles Chaney	Chief Operating officer	10,000
Larry Hawkins	Chief Lending Officer	10,000

The Compensation Committee elected to award options to recognize our executives’ efforts in managing through the ongoing recessionary environment as well as the Corporation’s strong core earnings results for 2009.  Core earnings were strong for 2009 exclusive of events related to the economic crisis.  Deposit growth was the strongest in our history, growing at a rate of 35% for the year, including a 19% growth in retail deposits and a 68% growth in commercial deposits.  The Corporation also attained significant improvement in various markets.  Deposits increased by 175% in Jefferson County and by 270% in our Indiana markets.  Ft. Knox on-post deposit accounts increased 120%.  Earnings contributed from the Company’s core operations exclusive of the events related to the economic downturn increased 15% for 2009 compared to 2008.

In 2009, our Chief Executive Officer was not eligible to be considered for an award of stock options under the U.S. Treasury’s compensation rules for banks participating in its Capital Purchase Program.  Although we have historically awarded stock options to executives, the Compensation Committee will consider awarding restricted stock to the Chief Executive Officer in accordance with the U.S. Treasury’s compensation rules.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis to be included in this proxy statement with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
In addition, as required by the provisions of the U.S. Treasury’s Capital Purchase Program, the Compensation Committee certifies: (1) it has reviewed with senior risk officers the senior executive officer compensation plans and has made all reasonable efforts to ensure that these plans do not encourage senior executive officers to take unnecessary and excessive risks that threaten the value of First Financial Service Corporation; (2) it has reviewed with senior risk officers the employee compensation plans and has made all reasonable efforts to limit any unnecessary risks these plans pose to the Corporation; and (3) it has reviewed the employee compensation plans to eliminate any features of these plans that would encourage the manipulation of reported earnings of the Corporation to enhance the compensation of any employee.

COMPENSATION COMMITTEE
Walter D. Huddleston, Chair
Stephen Mouser
John L. Newcomb, Jr.
Gail L. Schomp

Summary Compensation Table

The following table contains information concerning the compensation of our Chief Executive Officer, Chief Financial Officer and next four most highly compensated executive officers of the Corporation and the Bank for 2009, 2008 and 2007.

.					Change in Pension
				Non-Equity	Value and
				Incentive	Nonqualified
Name and			Option	Plan	and Deferred	All Other
Principal			Awards	Compensation	Compensation	Compensation
Position	Year	Salary ($)	($)(1)	($)	Earnings ($)(2)	($)(3)	Total ($)

B. Keith Johnson	2009	$273,708	$-	$-	$24,000	$45,796	$343,504
Chief Executive Officer(4)	2008	258,542	-	-	26,000	48,874	333,416
	2007	250,436	-	20,748	3,000	49,790	323,974

Steven M. Zagar	2009	139,295	30,211	-	-	5,623	175,129
Executive Vice President	2008	109,375	53,986	8,742	-	-	172,103
Chief Financial Officer(5)	2007	-	-	-	-	-	-

Gregory Schreacke	2009	183,971	37,764	-	-	11,012	232,747
President(4)	2008	166,706	-	-	-	20,685	187,391
	2007	146,598	57,841	12,180	-	12,352	228,971

Charles Chaney	2009	148,423	15,106	-	54,000	10,013	227,542
Executive Vice President	2008	139,916	-	12,986	60,000	11,003	223,905
Chief Operating Officer	2007	135,856	-	11,256	11,000	11,858	169,970

Larry Hawkins	2009	153,659	15,106	-	2,000	10,165	180,930
Executive Vice President	2008	143,822	-	12,059	2,000	11,216	169,097
Chief Lending Officer	2007	135,856	-	11,578	-	11,771	159,205

Anne Moran	2009	152,483	45,317	-	5,000	10,111	212,911
Executive Vice President	2008	139,916	-	14,369	5,000	10,745	170,030
Chief Retail Officer	2007	135,856	-	11,149	2,000	11,833	160,838

(1)
Amounts reflect the aggregate grant date fair value computed in accordance with FASB ASC 718, for stock options granted during 2009, 2008 and 2007.  Assumptions used in calculating the value of stock option awards are discussed in Note 16 to the consolidated financial statements in our 2009 Annual Report on Form 10-K.

(2)	Represents the change in actuarial present value of the Company’s defined benefit plan.

(3)
Includes matching contributions to the Bank’s 401(k) Retirement Plan, ($16,568 for Mr. Johnson, $5,623 for Mr. Zagar, $11,012 for Mr. Schreacke, $9,684 for Mr. Chaney, $9,943 for Mr. Hawkins and $9,809 for Ms. Moran), premiums for bank owned life insurance, ($152 for Mr. Johnson, $329 for Mr. Chaney, $222 for Mr. Hawkins and $302 for Ms. Moran), director’s fees of $26,736 paid to Mr. Johnson, and an auto allowance of $2,340 for Mr. Johnson.

(4)
For 2008, Mr. Johnson and Mr. Schreacke both voluntarily declined incentive compensation in light of recessionary economic conditions and on-going challenges in the financial industry.  Mr. Johnson would have earned $23,970 and Mr. Schreacke would have earned $15,510.

(5)	Mr. Zagar joined the Corporation on April 3, 2008.

None of our executive officers has an employment agreement or an agreement providing for change-in-control or severance benefits with either the Corporation or the Bank.

Grants of Plan-Based Awards

The following table contains information concerning each grant of an award made to the six named executive officers during 2009 under the Company’s incentive compensation plans.

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)(1)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards

B. Keith Johnson	—	—	$—	$—
Steven Zagar	12/31/2009	20,000	9.06	30,211
Gregory Schreacke	12/31/2009	25,000	9.06	37,764
Charles Chaney	12/31/2009	10,000	9.06	15,106
Larry Hawkins	12/31/2009	10,000	9.06	15,106
Anne Moran	12/31/2009	30,000	9.06	45,317

(1)	The options vest at a rate of 20% per year, on December 31st of each year through 2014.

Outstanding Equity Awards at Fiscal Year-End

The following table contains information concerning outstanding option awards held by the six named executive officers at December 31, 2009.  We have not made any stock awards to our executive officers.

	Option Awards
	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised	Options	Option
	Options (#)	Options (#)	Exercise	Expiration
Name	Exercisable	Unexercisable (1)	Price ($)	Date

B. Keith Johnson (2)	26,620	-	19.264	12/21/2014
	5,500	-	28.000	12/29/2016

Steven Zagar (3)	-	10,000	23.960	4/3/2018
	-	20,000	9.060	12/31/2019

Gregory Schreacke (4)	13,310	-	19.707	1/21/2014
	-	13,310	19.264	12/21/2014
	4,000	6,000	24.000	12/31/2017
	-	25,000	9.060	12/31/2019

Charles Chaney	2,662	-	19.264	12/21/2014
	3,300	2,200	28.000	12/29/2016
	-	10,000	9.060	12/31/2019

Larry Hawkins	1,757	-	11.611	6/19/2010
	10,981	-	11.085	12/18/2011
	6,600	4,400	28.000	12/29/2016
	-	10,000	9.060	12/31/2019

Anne Moran	13,310	-	19.264	12/21/2014
	-	30,000	9.060	12/31/2019

(1)  All awards are incentive stock options with a ten year term.  Except as noted, options for 20% of the shares subject to each award become exercisable on each anniversary date beginning one year after the grant date.

(2)  The options for 5,500 shares granted to Mr. Johnson vested immediately upon grant on December 29, 2006.

(3)  Mr. Zagar’s grant of 10,000 options on April 3, 2008 vests on the fifth anniversary of the grant.

(4)  Mr. Schreacke’s grant of 13,310 options on December 21, 2004 vests on the fifth anniversary of the grant.

Option Exercises and Stock Vested

The following table contains information concerning option exercises by the six named executive officers at December 31, 2009.

Option Awards
Number of
	Shares	Value
	Acquired on	Realized upon
Name	Exercise (#)	Exercise ($)

B. Keith Johnson	5,616	$86,854
Gregory Schreacke	-	-
Charles Chaney	-	-
Larry Hawkins	-	-
Anne Moran	6,600	11,876
Steven M. Zagar	-	-

Pension Benefits

The Bank participates in a multiple-employer defined benefit pension plan covering only employees hired before June 1, 2002.  Service credit for purposes of eligibility and vesting is retroactive to the date of employment.  Years of credit service ceased to accrue on February 28, 2003, when the plan was frozen.  The following table provides information regarding pension benefits payable at December 31, 2009 to the four named executive officers who participate in the pension plan.

			Present Value	Payments
		Number of Years	of Accumulated	During Last
		Credited Service	Benefit	Fiscal Year
Name	Plan Name	(#) (1)(2)	($)	($)

B. Keith Johnson	Pentegra Defined Benefit
	Plan for Financial Institutions	8.50	$112,000	$-

Charles Chaney	Pentegra Defined Benefit
	Plan for Financial Institutions	25.50	335,000	-

Larry Hawkins	Pentegra Defined Benefit
	Plan for Financial Institutions	1.67	9,000	-

Anne Moran	Pentegra Defined Benefit
	Plan for Financial Institutions	2.25	29,000	-

(1)	Years of credited services through February 28, 2003, when the plan was frozen.
(2)	Mr. Schreacke and Mr. Zagar are not participants.

A qualifying employee becomes fully vested in the plan upon completion of five years' service or when the normal retirement age of 65 is attained.  The plan is intended to comply with the requirements for a "tax qualified" defined benefits plan under the Internal Revenue Code, and with the provisions of the Employee Retirement Income Security Act of 1974.

Each participant is entitled to receive monthly payments at normal retirement age.  The annual allowance payable under the plan is equal to 1.5% of the career average earnings multiplied by the years of credited service.  A participant who has attained the age of 45 and completed ten years of service may take an early retirement and elect to receive a reduced monthly benefit beginning immediately.  Mr. Chaney is eligible for early retirement under the plan.

Nonqualified Deferred Compensation

The Corporation and the Bank have no plans that provide for deferral of compensation on a nonqualified basis.

ITEM 2.   NON-BINDING ADVISORY VOTE APPROVING EXECUTIVE COMPENSATION

The ARRA, which was enacted on February 17, 2009, requires that, during the period in which any obligation arising from financial assistance provided to a recipient under the Treasury’s Troubled Asset Relief Program (“TARP”) remains outstanding, any proxy statement for an annual meeting of stockholders of that TARP recipient at which directors are to be elected must provide the recipient’s stockholders with a so-called “say on pay.”  This means that the recipient has to provide for a non-binding stockholder vote to approve the compensation of the recipient’s executives, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission.  The Corporation, which has received funds under TARP, is complying with the “say on pay” requirement through the presentation of this Item 2.

The purpose of the Corporation’s compensation policies and procedures is to attract and retain experienced, highly qualified executives critical to the Corporation’s long-term success and enhancement of stockholder value.  Those policies and procedures also should strongly align the interests of our executives with the interests of our stockholders in building the long-term value of the Corporation.  The Board of Directors and the Executive Compensation Committee believe that the Corporation’s compensation policies and procedures achieve these objectives and that our compensation levels, policies and procedures, as disclosed and discussed in this Proxy Statement, are reasonable in comparison both to our peer bank holding companies and to the Corporation’s performance during 2009.

Accordingly, the Corporation presents the following advisory proposal for stockholder approval:

“Resolved, that the shareholders approve the compensation of the Corporation’s executives, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, which disclosure includes the compensation discussion and analysis, the compensation tables, and any related material in this Proxy Statement.”

Your vote on this proposal is advisory and is not binding on the Corporation or its Board of Directors.  The Board of Directors may, however, take into account the outcome of the vote when considering future executive compensation decisions.

RISK MANAGEMENT COMMITTEE REPORT

The Risk Management Committee has furnished the following report:

It is the responsibility of management to prepare the financial statements and the responsibility of Crowe Horwath LLP, our independent registered public accounting firm, to audit the financial statements in accordance with auditing standards of the Public Company Accounting Oversight Board (United States).  The Risk Management Committee has adopted a written charter, and the functions and responsibilities of the Risk Management Committee are described in that charter.

In connection with its review of First Financial Service Corporation’s financial statements for 2009, the Risk Management Committee:

•	has reviewed and discussed the audited financial statements with management;

•
has discussed with the independent public accountants the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T:

•
has received the written disclosures and the letter from the independent accountants required by Public Company Accounting Oversight Board Rule 3526, “Communication with Audit Committees Concerning Independence”, and has discussed with the independent accountant the independent accountant’s independence; and

•	has approved the audit and non-audit services of the independent public accountant for 2010.

The Risk Management Committee also discussed with management and the independent public accountants the quality and adequacy of the Corporation’s internal controls and the internal audit function’s organization, responsibilities, budget, and staffing.  The Committee reviewed with the independent public accountants their audit plans, audit scope, and identification of audit risks.

Based on the review and discussions referred to above, the Risk Management Committee recommended to the Board of Directors that the audited financial statements be included in First Financial Service Corporation’s Annual Report on Form 10-K for the year ended December 31, 2009.

RISK MANAGEMENT COMMITTEE
Robert M. Brown
Stephen Mouser
Donald Scheer
J. Alton Rider

INDEPENDENT PUBLIC ACCOUNTANTS

A representative of Crowe Horwath LLP is expected to attend the annual meeting and will be available to respond to appropriate questions and will have the opportunity to make a statement if they desire to do so. Crowe Horwath LLP has served as our independent public accountants and auditors since the 1999 fiscal year.
Audit Fee Table

		Audit-Related	Tax-Related	All
Year	Audit Fees	Fees	Fees	Other Fees
2009	$152,575	$14,150	$28,075	$4,385
2008	$176,600	$16,650	$31,525	$4,399

Audit Fees

Fees for audit services provided by Crowe Horwath LLP, as disclosed in the above “Audit Fee” table, primarily include the audit and review of our annual and quarterly financial statements included in Forms 10-K, and 10-Q and the annual audit of internal control over financial reporting.  For 2008, fees include services and SEC filings on Form S-8 and Form S-3.

Audit-Related Fees

Fees for audit related services provided by Crowe Horwath LLP, as disclosed in the above “Audit Fee” table, primarily include the audit of our 401k/ESOP plan and consulting on accounting matters.

Tax-Related Fees

Fees for tax services provided by Crowe Horwath LLP, as disclosed in the above “Audit Fee” table, primarily include tax compliance and consulting services.

All Other Fees

Fees for all other services provided by Crowe Horwath LLP, as disclosed in the above “Audit Fee” table, primarily include consulting services provided related to compliance with Sarbanes Oxley Section 404.

The Risk Management Committee of the Board of Directors has considered whether the provision of the services covered under the caption “All Other Fees”, above, is compatible with maintaining the principal accountants’ independence.

CODE OF ETHICS

Our Board of Directors adopted a Code of Business Ethics and Conduct, which is designed to help officers, directors, and employees resolve ethical issues in an increasingly complex business environment.  The Code of Business Ethics and Conduct is applicable to all of our officers, directors, and employees, including our chief executive officer, chief financial officer, principal accounting officer or controller, and other persons performing similar functions.  The Code of Business Ethics and Conduct covers topics, including but not limited to, conflicts of interest, confidentiality of information, and compliance with laws and regulations. A copy of our Code of Business Ethics and Conduct is available to any person free of charge by contacting Janelle Poppe, Corporate Secretary Treasurer, First Federal Savings Bank, 2323 Ring Road, Elizabethtown, Kentucky 42701 (telephone) 270-765-2131.

Waivers from our Code of Business Ethics and Conduct are discouraged, but any waivers from the Code of Business Ethics and Conduct that relate to our chief executive officer, chief financial officer, principal accounting officer or controller, and other persons performing similar functions or any other executive officer or director must be approved by the Board of Directors.

COMMUNICATIONS WITH OUR BOARD

Any stockholder or interested party who wishes to communicate with our Board of Directors or any specific director, including non-management directors, may write to:

Board of Directors
First Financial Service Corporation
2323 Ring Road
Elizabethtown, KY  42701

Depending on the subject matter, management will:

•
forward the communication to the director or directors to whom it is addressed (for example, if the  communication received deals with questions, concerns, or complaints regarding accounting, internal accounting controls, and auditing matters, it will be forwarded by management to the Chairman of the Risk Management Committee for review);

•
attempt to handle the inquiry directly, for example where it is a request for information about us or our operations or it is a stock-related matter that does not appear to require direct attention by our Board of Directors or an individual director.

At each meeting of the Board of Directors, our Chairman of the Board will present a summary of all communications received since the last meeting of the Board of Directors that were not forwarded and will make those communications available to any director on request.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Corporation's officers, directors, and persons who own more than ten percent of the outstanding Common Stock must file reports detailing their ownership of Common Stock, and to furnish the Corporation with copies of all such reports.  Based solely on its review of the copies of such reports, the Corporation believes that all of its officers and directors and all stockholders who own more than ten percent of the Corporation's outstanding Common Stock have complied with the reporting requirements during 2009.

SHAREHOLDER PROPOSALS FOR THE 2011 ANNUAL MEETING

Any shareholder who intends to present a proposal at the 2011 Annual Meeting of shareholders must deliver the proposal to the Corporate Secretary not later than December 17, 2010 to be included in the proxy statement for the 2011 Annual Meeting.  Any such proposals and any nominations of candidates for election of directors must comply with the Corporation’s Articles of Incorporation and the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.  We expect to exercise discretionary voting authority granted under any proxy form which is properly executed and returned to the Corporation on any matter not described in the proxy statement that may properly come before the 2011 Annual Meeting unless written notice of the matter is delivered to the Corporation at its corporate offices, addressed to the Corporate Secretary of the Corporation, no later than 30 days prior to the date of the 2011 Annual Meeting, currently scheduled for May 18, 2011.

* * * * *

BY ORDER OF THE BOARD OF DIRECTORS

Janelle Poppe
Corporate Secretary

Elizabethtown, Kentucky
April 16, 2010

X PLEASE MARK VOTES AS IN THIS EXAMPLE

REVOCABLE PROXY
FIRST FINANCIAL SERVICE CORPORATION

ANNUAL MEETING OF STOCKHOLDERS
MAY 19, 2010

THIS PROXY CARD IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned shareholder in First Financial Service Corporation (the "Corporation") hereby appoints the Board of Directors of the Corporation, his true and lawful attorneys and proxies, with full power of substitution in and for each of them, to vote all shares of the Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the Corporation's home office, 2323 Ring Road, Elizabethtown, Kentucky, on Wednesday, May 19, 2010, at 5:00 p.m. local time, or at any adjournment thereof, with all the powers the undersigned would possess, including full power to vote the shares cumulatively in the election of directors, if the undersigned was present personally at the Annual Meeting or any adjournment thereof, as follows:

	For	With-hold	For All Except
1. The election as directors of all nominees listed below (except as marked to the contrary below).	☐	☐	☐

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

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	For	Against	Abstain
2. Non-binding advisory vote on executive compensation. To approve, in a non-binding advisory vote, the compensation of the Corporation's executives as disclosed in the accompanying proxy statement.	☐	☐	☐

The Board of Directors recommends a vote "FOR" each of the nominees listed in item 1 and "FOR" the approval in a non-binding advisory vote of the compensation of the Corporation's executives as disclosed in the accompanying proxy statement in item 2.

The proxies are hereby authorized to vote in their discretion on any other matter that may properly come before the Annual Meeting or any adjournment thereof.

Please check here if you plan to attend our Annual Meeting of Shareholders. → ☐

In order that there may be a proper representation at the meeting, we urge you to sign, date and mail the below proxy card even though you now plan to attend. If you are present you may, if you wish, vote personally on all matters brought before the meeting.

Please be sure to date and sign this proxy card in the box below.

Date

Sign above

Detach above card, sign, date and mail in postage paid envelope provided.

FIRST FINANCIAL SERVICE CORPORATION

PLEASE ACT PROMPTLY

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

This Proxy is Solicited by the Board of Directors and the shares represented hereby will be voted as directed and in accordance with the accompanying proxy statement. If no instructions are provided, the shares represented hereby will be voted "For" the election of the directors and "For" the approval of the compensation of the Company's executives in Item 2 and in the discretion of the proxies upon such other matters as may properly come before the Meeting.

Should the above signed be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Secretary of the Corporation at the Meeting of the Above signed's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

The above signed acknowledges receipt from the Corporation prior to the execution of this proxy card of a Notice of the Meeting, a Proxy Statement dated April 16, 2010, and the 2009 Annual Report to Shareholders.

Please sign exactly as your name appears above. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

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